UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2016

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As described in Item 7.01, we are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on September 1, 2016 discussing our first quarter fiscal 2017 financial and operational results. The disclosure provided in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section.

Item 7.01.	Regulation FD Disclosure.

We are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on September 1, 2016 discussing our first quarter fiscal 2017 financial and operational results. The transcript of the conference call and webcast is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The text included with this Current Report on Form 8-K and the replay of the conference call and webcast on September 1, 2016 is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, our significant progress toward achieving our vision to become a leader in the large and growing markets for shooting, hunting, and rugged outdoor enthusiasts; our belief that we are well positioned to explore new opportunities, both organic and inorganic, in the shooting, hunting, and rugged outdoor markets; our belief that our acquisition of Taylor Brands will provide us with the opportunity to deliver future organic growth; our belief that with its robust new product development capability and its market leadership position, Crimson Trace will serve as an ideal platform for our new Electro Optics Division, providing a solid framework for growth; our belief that the Electro Optics Division will have ample expansion opportunities, both organically and inorganically; our belief that our acquisitions will provide growth and diversification to our business in the future; our belief that we are operating in two high-growth segments with multiple opportunities for organic growth, ample resources, and a robust pipeline of potential acquisition targets; our expectation that destocking activity will subside in the second quarter; our expectations for net sales, GAAP earnings per share, non-GAAP earnings per share, fully diluted share count, and tax rate for the second quarter and full fiscal year; our expectation that the Outdoor Products & Accessories segment will continue to have margins in the range that they’ve had in the past; upcoming new products; our belief that we are extremely flexible both vertically in terms of the level of capacity that we have and horizontally between product categories; our belief that we can be extremely responsive to whatever market conditions that we face; our belief that the decline in our accessories business is contained to our first quarter results, so going forward, as we get into our busy retail season, we are well-positioned; our belief that the decline in our accessories business is not the long-term trend even if it does go a little bit into the second quarter; our focus going forward on the hunting market; our expectation of production days for upcoming quarters; and our objective to continue with a very robust and strong level of new product launches. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2016.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Transcript of conference call and webcast conducted on September 1, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: September 2, 2016	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

EXHIBIT INDEX

99.1	Transcript of conference call and webcast conducted on September 1, 2016